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                                                                EXHIBIT h(15)(i)

                      AMENDMENT TO PARTICIPATION AGREEMENT

         THIS AGREEMENT is made by and among Golden American Life Insurance Company (the "Company"), a life insurance company organized under the laws of the Slate of Delaware, ING Variable Products Trust (the "Trust"), an open-end management investment company and business trust organized under the laws of the Common Wealth of Massachusetts, ING Investments, LLC (the "Advisor"), a limited liability company organized under the laws of the State of Delaware, and ING Funds Distributor, Inc. (the "Distributor"), a corporation organized under the laws of the State of Delaware, (collectively, "the Parties").

         WHEREAS, the Parties executed a Participation Agreement dated May 1, 2001 (the "Participation Agreement"), between Golden American Life Insurance Company, Pilgrim Variable Products Trust, ING Pilgrim Investments, LLC, and ING Pilgrim Securities, Inc.

         WHEREAS, effective on March 1, 2002, Pilgrim Variable Products Trust, ING Pilgrim Investments, LLC, and ING Pilgrim Securities, Inc. have amended their corporate entity names to ING Variable Products Trust, ING Investments, LLC, and ING Funds Distributor, Inc., respectively.

         WHEREAS, the name of the "Pilgrim Variable Products Trust" series, as listed on Schedule B of the Participation Agreement, has been amended to "ING Variable Products Trust". As a result, the names of the Authorized Funds have also been amended. Pilgrim VP MagnaCap Portfolio has changed to ING VP MagnaCap Portfolio, Pilgrim VP Research Enhanced Index Portfolio has changed to ING VP Research Enhanced Index Portfolio, Pilgrim VP Growth Opportunities Portfolio has change to ING Pilgrim VP Growth Opportunities Portfolio, Pilgrim VP MidCap Opportunities Portfolio has changed to ING VP MidCap Opportunities Portfolio, Pilgrim VP Growth + Value Portfolio has changed to ING VP Growth + Value Portfolio, Pilgrim VP SmallCap Opportunities Portfolio has changed to ING VP SmallCap Opportunities Portfolio, Pilgrim VP International Value Portfolio has changed to ING VP International Value Portfolio, Pilgrim VP High Yield Bond Portfolio has changed to ING VP High Yield Bond Portfolio, Pilgrim VP Worldwide Growth Portfolio has changed to ING VP Worldwide Growth Portfolio, Pilgrim VP International SmallCap Growth Portfolio has changed to ING VP International SmallCap Growth Portfolio, Pilgrim VP International Portfolio has changed to ING VP International Portfolio, Pilgrim VP Emerging Countries Portfolio has changed to ING VP Emerging Countries Portfolio, Pilgrim VP Growth and Income Portfolio has changed to ING VP Large Company Value Portfolio, Pilgrim VP LargeCap Growth Portfolio has changed to ING VP LargeCap Growth Portfolio, Pilgrim VP Financial Services Portfolio has changed to ING VP Financial Services Portfolio, and Pilgrim VP Convertible Portfolio has changed to ING VP Convertible Portfolio.

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         NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

         The Participation Agreement is hereby amended to reflect the current corporate entity and series names.

         FURTHER, the Participation Agreement is hereby amended by substituting for the current Schedule B an amended Schedule B in the form attached hereto.

Executed this 30 day of August 2002.

                                GOLDEN AMERICAN LIFE INSURANCE COMPANY
                                BY ITS AUTHORIZED OFFICER,

                                /s/ KIMBERLY J. SMITH
                                ---------------------------------
                                NAME:  KIMBERLY J. SMITH
                                TITLE: EXECUTIVE VICE PRESIDENT

                                ING VARIABLE PRODUCTS TRUST
                                BY ITS AUTHORIZED OFFICER,

                                /s/ MICHAEL J. ROLAND
                                ---------------------------------
                                NAME:  MICHAEL J. ROLAND
                                TITLE: EXECUTIVE V.P.

                                ING INVESTMENTS, LLC
                                BY ITS AUTHORIZED OFFICER,

                                /s/ MICHAEL J. ROLAND
                                ---------------------------------
                                NAME:  MICHAEL J. ROLAND
                                TITLE: EXECUTIVE VP

                                ING FUNDS DISTRIBUTOR, INC.
                                BY ITS AUTHORIZED OFFICER,

                                /s/ MICHAEL J. ROLAND
                                ---------------------------------
                                NAME:  MICHAEL J. ROLAND
                                TITLE: EXECUTIVE VP

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                                   Schedule B

                           ING VARIABLE PRODUCTS TRUST

Authorized Funds

         ING VP MagnaCap Portfolio
         ING VP Research Enhanced Index Portfolio
         ING VP Growth Opportunities Portfolio
         ING VP MidCap Opportunities Portfolio
         ING VP Growth + Value Portfolio
         ING VP SmallCap Opportunities Portfolio
         ING VP International Value Portfolio
         ING VP High Yield Bond Portfolio
         ING VP Worldwide Growth Portfolio
         ING VP LargeCap Growth Portfolio
         ING VP Financial Services Portfolio
         ING VP Convertible Portfolio